Exhibit 23.1

Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 29, 2001 included in Oshkosh Truck Corporation's Form 10-K for the year ended September 30, 2001.






/s/ ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
March 5, 2002